Exhibit 1.1

Execution Version

NGL ENERGY PARTNERS LP

$200,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

August 24, 2016

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, Georgia 30326

Ladies and Gentlemen:

Pursuant to this agreement, entered into as of the date first written above (this “Agreement”), NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), confirms its agreement regarding the matters set forth herein, with (a) Wells Fargo Securities, LLC (“Wells Fargo”), (b) Credit Suisse Securities (USA) LLC (“Credit Suisse”) and (c) SunTrust Robinson Humphrey, Inc. (“SunTrust”).  Each of Wells Fargo, Credit Suisse and SunTrust is referred to herein as a “Manager,” and all of them are referred to herein collectively as the “Managers.”

1. Description of Units.

The Partnership proposes to issue and sell through one or more of the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $200,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal it will enter into a separate written agreement containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the SEC a registration statement on Form S-3 (File No. 333-232316), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The “Registration Statement,” as of any time, means such registration statement in the form declared effective by the SEC, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) of the rules and regulations promulgated by the SEC under the Securities Act (the “Securities Act Regulations”); provided, however, that the “Registration Statement” without reference to a time means such registration statement in the form declared effective by the SEC, as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the SEC pursuant to Rule 424(b) of the Securities Act Regulations is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the SEC deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the SEC pursuant to EDGAR.

NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership.  NGL Energy Operating LLC, a Delaware limited liability company (“NGL Operating”), together with each entity meeting the definition of “subsidiary” under Rule 405, are collectively referred to herein as the “Subsidiaries.”  Each of the General Partner and the Partnership is referred to herein as a “Partnership Party,” and they are collectively referred to herein as the “Partnership Parties.”  Each of the Partnership Parties and each of the Subsidiaries is referred to herein as a “Partnership Entity,” and they are collectively referred to herein as the “Partnership Entities.”

2. Representations and Warranties.

The Partnership represents and warrants to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the

Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agrees with the Managers, as follows:

(a)                                 Compliance with Registration Requirements.  The Partnership meets the requirements for use of Form S-3 under the Securities Act and the offer and sale of the Units have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement was initially filed with the SEC on June 29, 2016 and the Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. Any post-effective amendments to the Registration Statement have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.  The Partnership has filed with the SEC the Prospectus Supplement relating to the Units in accordance with Rule 424(b) of the Securities Act Regulations. As filed, the Prospectus contains all information required by the Securities Act, and, except to the extent that the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 of the Securities Act Regulations, or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x) of the Securities Act Regulations.  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  If the Partnership files a successor registration statement with respect to the Units, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b)                                 No Material Misstatements or Omissions in the Registration Statement or Prospectus.  On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act Regulations, or through compliance with Rule 172 of the Securities Act Regulations or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

On the date of any filing pursuant to Rule 424(b) under the Securities Act Regulations, at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act Regulations, or through compliance with Rule 172 under the Securities Act Regulations or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraphs of this Section 2(b) do not apply to statements in or omissions from the Registration Statement, any Prospectus or any amendment or supplement to either the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Manager as aforesaid consists of the information described as such in Section 7(b) hereof.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each Prospectus and any amendments or supplements thereto, that have been or subsequently are delivered to anyManager in connection with the offering of Units (whether to meet the request of purchasers pursuant to Rule 173(d) under the Securities Act Regulations or otherwise) are and will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to any  Manager, and any similar terms, include, without limitation, electronic delivery.

(c)                                  Actively Traded Security.  The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act Regulations by subsection (c)(1) of such rule.

(d)                                 Proprietary Trading by the Managers.  The Partnership Parties acknowledge and agree that each Manager has informed the Partnership Parties that such Manager may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Units for its own account while this Agreement is in effect, and shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise agreed by such Manager in a Terms Agreement; provided that no such purchases or sales by a Manager shall take place while a Terms Agreement is in effect with respect to such Manager (except (i) as agreed by such Manager in the Terms Agreement or (ii) to the extent such Manager may engage in sales of Units purchased or deemed purchased from the Partnership as a “riskless principal” or in a similar capacity).

(e)                                  Independent Accountants.  Grant Thornton LLP, which certified the audited consolidated financial statements of the Partnership and subsidiaries included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Securities Act Regulations and the standards of the Public Company Accounting Oversight Board.  Each of the auditing firms that is required by the Securities Act to have issued an unqualified audit report on the financial statements of any acquired business for inclusion in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act, and the standards of the American Institute of Certified Public Accountants (the “AICPA”).

(f)                                   Financial Statements.  The financial statements of the Partnership included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Partnership, the businesses acquired by the Partnership at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ equity, as applicable, and cash flows of the Partnership and the businesses acquired by the Partnership for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ (or other owners’) equity, as applicable, and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the SEC), if any, contained in the Registration Statement and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the SEC, to the extent applicable.

(g)                                  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, regardless of whether arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the Registration Statement and the Prospectus, no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, regardless of whether covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Effect; and (C) except as otherwise disclosed in the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units.

(h)                                 Good Standing of the Partnership and the General Partner.  Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby, (B) in the case of the Partnership, to issue, sell and deliver the Units and (C) in the case of the General Partner, to act as the general partner of the Partnership as described in the Registration Statement and the Prospectus.  Each of the Partnership and the General Partner is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(i)                                     Good Standing of Subsidiaries.  Each Subsidiary has been duly organized or formed, as the case may be, and is validly existing as a limited liability company, limited partnership, corporation or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, as the case may be, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus and is duly qualified as a foreign corporation, limited liability company, unlimited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding limited partner interests, general partner interests, common stock, limited liability company interests, membership interests or other similar interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be limited by (i) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) in the case of a Delaware limited liability company, (ii) Section 101.206 of the Texas Business Organizations Code in the case of a Texas limited liability company, (iii) Sections 7-80-606, 7-80-705 and 7-80-805 of the Colorado Limited Liability Company Act in the case of a Colorado limited liability company, (iv) Sections 17-29-304, 17-29-405 and 17-29-708 of the Wyoming Limited Liability Company Act in the case of a Wyoming limited liability company (v) Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act in the case of an Oklahoma limited liability company) and (vi) Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and are owned by the Partnership, directly or indirectly through subsidiaries, free and clear of any Lien, other than Liens arising under the Credit Agreement and the Note Purchase Agreement; and none of the issued and outstanding limited partner interests, general partner interests, common stock, limited liability company interests, membership interests or other similar interests of any such Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such Subsidiary or any other person.

(j)                                    Ownership of the General Partner.  The issued and outstanding membership interests in the General Partner directly or indirectly owned by the Specified GP Holders have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act).

(k)                                 Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership, with a 0.1% general partner interest in the Partnership (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner is the record holder of such general partner interest free and clear of all Liens.

(l)                                     Valid Issuance of Units.  The Units to be sold by the Partnership hereunder and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to any of the Managers against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act).

(m)                             Ownership of Incentive Distribution Rights in the Partnership.  The General Partner is the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and the General Partner is the record holder of the Incentive Distribution Rights free and clear of all Liens.

(n)                                 No Other Subsidiaries.  Except as disclosed in the Registration Statement or the Prospectus, the Partnership does not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity that, individually or in the aggregate, would constitute a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act Regulations.  Other than its ownership interest in the Partnership and its indirect ownership interests in the Partnership’s subsidiaries, the General Partner does not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(o)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership.

(p)                                 Authorization of Units.  The Units to be sold by the Partnership under this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act); no holder of the Units is or will be subject to personal liability solely by reason of being such a holder; and the issuance and sale of the Units to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person, except such rights as have been effectively waived.

(q)                                 Description of Units.  The Common Units and the Partnership Agreement conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(r)                                    Absence of Defaults and Conflicts.  None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations.

(s)                                   Absence of Labor Dispute.  No labor dispute with the employees of the General Partner or any direct or indirect subsidiary of the General Partner exists or, to the knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership or any of its Subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(t)                                    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership Entities that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u)                                 Accuracy of Descriptions and Exhibits.  The information included or incorporated by reference in the Prospectus under the captions “Our Cash Distribution Policy,” “Description of Common Units,” “Our Partnership Agreement” and “Material U.S. Federal Income Tax Considerations,” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Partnership Agreement, the General Partner LLC Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(v)                                 Possession of Intellectual Property.  The Partnership and its Subsidiaries have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the Registration Statement and the Prospectus, except where the failure to have such licenses or rights to use such intellectual property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)                               Material Contracts.  Each contract, document or other agreement described or referred to in the Registration Statement and the Prospectus is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  No Partnership Entity nor, to the knowledge of the Partnership, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such agreement.

(x)                                 Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder or creditor of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the performance by the Partnership of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Units hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act, the rules of the NYSE or the rules of FINRA and except that no representation is made as to such as may be required under state or foreign securities laws.

(y)                                 Possession of Licenses and Permits.  Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(z)                                  Title to Property.  The Partnership Entities have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement and the Prospectus, (B) are arising under the Credit Agreement and the Note Purchase Agreement or (C) are not, individually or in the aggregate, material to the Partnership Entities taken as a whole, are not required to be disclosed in the Registration Statement or the Prospectus and do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by any of the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa)                          Rights of Way.  Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement or the Prospectus and except for such rights-of-way the failure of which to have obtained would not result in, individually or in the aggregate, a

Material Adverse Effect; none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(bb)                          Investment Company Act.  None of the Partnership Entities is, and upon the issuance and sale of any of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(cc)                            Environmental Laws.  Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Partnership Entities, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Partnership Entity and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Partnership Entity relating to Hazardous Materials or any Environmental Laws.

(dd)                          Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering of Common Units contemplated by this Agreement except those that have been waived or are otherwise already registered by the Partnership under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering of Common Units contemplated by this Agreement or sold in connection with the sale of Units.

(ee)                            NYSE.  The outstanding Common Units are listed on the NYSE and the Partnership has applied to list the Units on the NYSE, subject to official notice of issuance.

(ff)                              FINRA Matters.  To the knowledge of the Partnership Parties, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Partnership Entities has any association with any FINRA member.  All of the information provided to the Managers or to counsel for the Managers in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 or 5121 is true, complete and correct in all material respects.

(gg)                            Tax Returns.  The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(hh)                          Insurance.  The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any Partnership Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ii)                                  Accounting and Disclosure Controls.  The Partnership Entities maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the rules and regulations promulgated by the SEC under the Exchange Act (the “Exchange Act Regulations”)). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the Prospectus is in compliance in all material respects with the SEC’s published rules, regulations and guidelines applicable thereto.  Except as described in the Registration Statement and the Prospectus, since the first day of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the SEC) in the Partnership’s internal control over financial reporting (regardless of whether remediated), and (2) no fraud, regardless of whether material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

The Partnership’s independent public accountants and the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the SEC), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, regardless of whether material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of the Partnership included in the Registration Statement and the Prospectus or at any time subsequent thereto.

(jj)                                Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Exchange Act Regulations), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they are established.

(kk)                          Compliance with the Exchange Act.  The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were filed with the SEC complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and, when read together with the other information in the Prospectus, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ll)                                  Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Partnership, the General Partner or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)                  Absence of Manipulation.  The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(nn)                          Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the Registration Statement or the Prospectus are based on or derived from sources that the Partnership and the General Partner believe to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership and the General Partner have made available true, complete and correct copies of such materials to the Representative.

(oo)                          Foreign Corrupt Practices Act.  Neither any Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities, and, to the knowledge of the Partnership, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp)                          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(qq)                          OFAC.  None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the General Partner, the Partnership or any of the Partnership’s subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and neither the General Partner nor the Partnership will directly or indirectly use any of the proceeds from the sale of Units by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)                                ERISA Compliance.  None of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the General Partner, the Partnership or any of the Partnership’s subsidiaries may have any liability.

(ss)                              Changes in Management.  Except as disclosed in the Registration Statement and the Prospectus, none of the persons who were executive officers of the General Partner or the Partnership or directors of the General Partner as of the date of the Prospectus has given oral or written notice to the General Partner, the Partnership or any of the Partnership’s Subsidiaries of his or her resignation (or otherwise indicated to the Partnership Entities an intention to resign within the next twelve months), nor has any such officer or director been terminated by the General Partner or the Partnership or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Partnership, the General Partner or the General Partner’s board of directors.

(tt)                                Related Party Transactions.  There are no business relationships or related party transactions involving the Partnership or any of its subsidiaries or, to the knowledge of the Partnership, any other person that are required to be described in the Prospectus that have not been described as required.

(uu)                          Offering Materials.  The Partnership Parties have not distributed and, prior to the later to occur of (i) any Settlement Date and (ii) completion of the distribution of the Units, will not distribute, directly or indirectly (other than through the Managers), any “written communication” (as defined under Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Units, other than the Prospectus, any free writing prospectus to which the Managers have consented in writing in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134 under the Securities Act Regulations.

(vv)                          No Restrictions on Dividends.  None of the Partnership Entities is a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from paying any dividends or making other distributions on its Common Units, and no subsidiary of the Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Partnership from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other subsidiary, in each case except as described in the Registration Statement and the Prospectus.

(ww)                      Brokers.  There is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(xx)                          XBRL. The interactive data in XBRL included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

3. Sale and Delivery to the Managers; Settlement.

(a)                                 Sale of Units.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, acting as sales agents, and each of the Managers agrees, severally and not jointly, to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(1)                                 The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement.  The Partnership will designate (i) the maximum aggregate value of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units.  For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(2)                                 The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling  Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(3)                                 Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct any of the Authorized Manager Representatives of any Manager by telephone (confirmed promptly by electronic mail) to cause such Manager not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n) through (p), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date).

(4)                                 Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue.  Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(5)                                 The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6)                                 Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds, the compensation payable by the Partnership to such Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b)                                 Settlement of Units.  Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager acting as sales agent at which such Units were sold, after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(5) hereof, (ii) any other amounts due and payable by the Partnership to such Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)                                  Delivery of Units.  On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the applicable Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC and containing no restrictions on transfer.  On each Settlement Date, the applicable Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date.  The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, the Partnership agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold the applicable Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default.  If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay, until such Net Proceeds are delivered to the Partnership, the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation and expenses due to such Manager.

(d)                                 Limitations on Offering Size.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing.  Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $200,000,000.

(e)                                  Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f)                                   If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n) through (p) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the SEC, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section

3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n) through (p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership.

The Partnership covenants with the Managers as follows:

(a)                                 Registration Statement Amendments.  After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Securities Act Regulations, or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the SEC or any request by the SEC for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and no Manager has reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any Manager to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to the Managers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the SEC as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act Regulations (without reliance on Rule 424(b)(8) of the Securities Act Regulations).

(b)                                 Notice of SEC Stop Orders.  The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units.  The

Partnership will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c)                                  Delivery of Registration Statement and Prospectus.  The Partnership will furnish to the Managers and their counsel (at the expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein, except for those documents available via EDGAR) and all amendments and supplements to the Registration Statement or Prospectus, other than documents incorporated by reference, that are filed with the SEC during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 of the Securities Act Regulations, or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (whether physically, deemed to be delivered pursuant to Rule 153 of the Securities Act Regulations, or through compliance with Rule 172 of the Securities Act Regulations or any similar rule), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify each applicable Manager to suspend the offering of Units during such period and the Partnership will use its commercially reasonable efforts promptly to prepare and file with the SEC such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e)                                  Blue Sky and Other Qualifications.  The Partnership will, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, furnish such information as may be required and otherwise cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate, and will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f)                                   Rule 158.  The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)                                  Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  During any period in which the Prospectus relating to the Units is required to be delivered by any Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act Regulations), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i)                                     Reporting Requirements.  The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)                                    Notice of Other Sales.  At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with a Manager any instructions to sell the Units, but such instructions have not been fulfilled or cancelled, the Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act Regulations, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement, (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof and (z) Common Units or other equity securities convertible or exchangeable into Common Units issued as payment of any part of the purchase price for businesses that are acquired by the Partnership or its subsidiaries.

(k)                                 Change of Circumstances.  The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct the Managers to sell Units under this Agreement, advise the Managers promptly after the Partnership shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l)                                     Due Diligence Cooperation.  The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m)                             Disclosure of Sales.  The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n)                                 Representation Dates; Certificate.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of:

(1)                                 each time the Partnership:

(i)                                     files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii)                                  files an annual report on Form 10-K under the Exchange Act;

(iii)                               files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)                              files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2)                                 at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3)                                 at any other time reasonably requested by any Manager (each such date referred to in clauses (1) through (3) of this Section 4(n) shall be a “Representation Date”),

the Partnership shall furnish the Managers (or in the case of clause (3) above, the Manager party to such Terms Agreement) with an officer certificate, in the form attached hereto as Exhibit B (an “Officer Bring Down Certificate”)  The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with an Officer Bring Down Certificate, dated the date of such instruction.

(o)                                 Legal Opinion of Partnership Counsel.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver an Officer Bring Down Certificate for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Winston & Strawn LLP (“Partnership Counsel”), or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)                                 Comfort Letter of the Partnership’s Independent Accountant.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver an Officer Bring Down Certificate for which no waiver is applicable, the Partnership shall cause Grant Thornton LLP to furnish the Managers a letter or letters (the “Partnership Comfort Letters”) with respect to the Partnership and its Subsidiaries, on a consolidated basis, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Partnership Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                                 Comfort Letter of the Independent Accountant of any Acquired Business.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver an Officer Bring Down Certificate for which no waiver is applicable, the Partnership shall cause each independent accounting firm whose report is required to be included or incorporated by reference in the Registration Statement or the Prospectus as of such Representation Date to furnish the Managers a letter or letters (each, an “Acquired Business Comfort Letter” and all Acquired Business Comfort Letters, together with the Partnership Comfort Letter, the “Comfort Letters”) with respect to the acquired business, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the AICPA, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter with respect to each such acquired business, the “Acquired Business Initial Comfort Letter”) and (iii) updating each applicable Acquired Business Initial Comfort Letter with any information that would have been included in such Acquired Business Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)                                    Opinion of Counsel for the Managers.  On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver an Officer Bring Down Certificate for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Andrews Kurth LLP, counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(s)                                   Market Activities.  The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(t)                                    No Offer to Sell.  The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(u)                                 Sarbanes-Oxley Act.  The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(v)                                 Regulation M.  If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses.

The Partnership agrees to pay the costs and expenses relating to the offering of the Units, including, without limitation, all such costs and expenses in connection with:  (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under the Units or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.  Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations.

The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership contained in this Agreement or in certificates of any officer of the Partnership Entities delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a); and no stop order suspending the effectiveness of the

Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Prospectus, and any supplement thereto, required by Rule 424 of the Securities Act Regulations to be filed with the SEC shall have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units.

(c)                                  No Material Notices.  No event shall have occurred that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such incorporated documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the SEC, a Material Adverse Effect shall not have occurred and be continuing.

(e)                                  Opinion of Counsel for Partnership.  The Managers shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(f)                                   Representation Certificate.  The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(g)                                  Accountant’s Comfort Letters.  The Managers shall have received the Comfort Letters required to be delivered pursuant Sections 4(p) and 4(q).

(h)                                 Approval for Listing.  The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(i)                                     No Objection.  Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                                    No Suspension.  Trading in the Units shall not have been suspended on the NYSE.

(k)                                 Additional Documents.  On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l)                                     Securities Act Filings Made.  All filings with the SEC required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a)                                 The Partnership agrees to indemnify and hold harmless each Manager, its affiliates and its and their officers, directors, employees, partners, members and agents, and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)                                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433 under the Securities Act Regulations) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433 of the Securities Act Regulations) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)                                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Partnership; and

(3)                                 against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) of this Section 7(a), provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by the Managers expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or in any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433 under the Securities Act Regulations) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433 under the Securities Act Regulations) that does not constitute an Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Managers as aforesaid consists of the information described as such in Section 7(b) hereof.

(b)                                 Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, the directors and each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with reference to the written information furnished to the Partnership by such Manager expressly for use therein.  The Partnership hereby acknowledges and agrees that the only information furnished to the Partnership by each Manager expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to any of the foregoing) consists exclusively of the name and contact information of such Manager.

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel appointed by the indemnifying party at the indemnifying party’s expense (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as expressly set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding anything otherwise provided herein, the indemnified party shall have the right to employ one separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (regardless of whether the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the applicable Manager on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and of the applicable Manager on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations; provided, however, that in no case shall any Manager be responsible for any amount in excess of the total compensation as set forth in Section 3(a)(5) of this Agreement, as the case may be, applicable to the Units placed by such Manager hereunder.

The relative fault of the Partnership on the one hand and the each Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or by such Manager on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partner, member, agent and affiliate of any Manager and each person, if any, who controls a Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Manager, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership.

(e)                                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9. Termination of Agreement.

(a)                                 Termination by the Partnership.  The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement as to any or all Managers in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of any Manager, shall remain in full force and effect notwithstanding the termination.

(b)                                 Termination by any Manager.  Each Manager shall have the right, by giving notice as hereinafter specified to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c)                                  Automatic Termination.  Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d)                                 Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e)                                  Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Manager or the Partnership, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f)                                   Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 0 hereof shall survive such termination and remain in full force and effect.

10. Notices.

Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to NGL Energy Holdings LLC, 6120 S. Yale Ave., Suite 805, Tulsa, Oklahoma 74136, Attention: Chief Financial Officer; or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York  10152, Attention:  Equity Syndicate Department (fax:  212-214-5918); or if sent to Credit Suisse Securities (USA) LLC, will be mailed or delivered to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: LCD-IBD, (fax:  212-743-8764);or if sent to SunTrust Robinson Humphrey, Inc., will be mailed or delivered to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate Department (fax:  404-926-5872).

11. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law.

This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue.

Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings.

The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Credit Agreement” means the Credit Agreement, dated as of June 19, 2012, by and among NGL Energy Partners LP, the NGL subsidiary borrowers named therein, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent, as amended, supplemented or otherwise modified.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“General Partner LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of NGL Energy Holdings LLC, as amended, supplemented or otherwise modified.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“Note Purchase Agreement” means the Note Purchase Agreement, dated June 19, 2012, by and among NGL Energy Partners LP and the purchasers named therein, as amended, supplemented or otherwise modified.

“NYSE” means the New York Stock Exchange.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, supplemented or otherwise modified.

“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject that solely in the case of this clause (b), are material with respect to the Partnership and its subsidiaries taken as a whole.

“Repayment Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership Entities.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b)” and “Rule 433” refer to such rules under the Securities Act Regulations.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“SEC” means the United States Securities and Exchange Commission.

“Specified GP Holders” means the Management GP Members, EMG I NGL GP Holdings, LLC, a Delaware limited liability company, EMG II NGL GP Holdings, LLC, a Delaware limited liability company, and each of their respective affiliates.

“Subject Instruments” means the Credit Agreement and all other instruments, agreements and documents filed as exhibits to the Partnership’s Annual Report on Form 10-K for the year ended March 31, 2016 and any Current Report on Form 8-K filed by the Partnership since March 31, 2016; provided, that if any instrument, agreement or other document filed as an exhibit as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by any of the Managers outside of the United States.

17. No Fiduciary Duty.

The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters).  The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

(Signature Page Follows.)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the Managers.

Very truly yours,

NGL ENERGY PARTNERS LP

By:	NGL ENERGY HOLDINGS LLC,
its general partner

By:	/s/ H. Michael Krimbill
Name: H. Michael Krimbill
Title: Chief Executive Officer

Accepted as of the date first written above:

WELLS FARGO SECURITIES, LLC

By:	/s/ Richard Tobin
Name: Richard Tobin
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Director

Exhibit A

AUTHORIZED REPRESENTATIVES

Authorized Partnership Representatives:

H. Michael Krimbill

Robert W. Karlovich III

Authorized Manager Representatives:

A.                                    Wells Fargo Securities, LLC:

Jennifer Lynch

William O’Connell

Josie Callanan

Elizabeth Alvarez

John Cronin

Thomas DeLoache

Richard Maxwell

Bernard Chang

Ty Peterson

Yves Bouillet

B.                                    Credit Suisse Securities (USA) LLC:

Craig Wiele

Matthew Maloney

Andrea Kapica

Michael DiCaprio

Adi Kaner

Karen Scelsi

C.                                    SunTrust Robinson Humphrey, Inc.:

Geoff Fennel

Keith Carpenter

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Exhibit B

OFFICER BRING DOWN CERTIFICATE

August 24, 2016

The undersigned, the duly appointed Chief Executive Officer of NGL Energy Holdings LLC, the general partner of NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement dated August 24, 2016 (the “Agreement”) among the Partnership, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc., that to the knowledge of the undersigned:

(i)                                     the representations and warranties of the Partnership in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)                                  the Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived in writing by the Managers).

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

Name:
Title: Chief Executive Officer

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FORM OF OPINION OF PARTNERSHIP COUNSEL

(1)                                 The Partnership is validly existing as a limited partnership under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware. The General Partner and each Significant Subsidiary is validly existing as a limited liability company under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware.

(2)                                 The Partnership has the limited partnership power to own its respective properties and conduct its business, in all material respects, as described in the Prospectus. The Partnership has the limited partnership power to issue and sell the Units in accordance with the terms and conditions set forth in the Equity Distribution Agreement and the Partnership Documents. The General Partner has the limited liability company power to act as the general partner of the Partnership.

(3)                                 The Equity Distribution Agreement has been duly authorized, executed and delivered by the Partnership.

(4)                                 When issued and delivered in accordance with the terms of the Equity Distribution Agreement against payment therefor, the Units will be duly authorized and validly issued, and under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), purchasers of the Units will have no obligation to make further payments for their purchase of Units or contributions to the Partnership solely by reason of their ownership of Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

(5)                                 The General Partner is the sole general partner of the Partnership and owns of record a 0.1% general partner interest in the Partnership (the “GP Interest”) and owns all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”), free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those liens that are (A) created under the Delaware LLC Act, (B) created in connection with the Credit Agreement and the Note Purchase Agreement, (C) created by the Partnership Documents, or (D) disclosed in the Prospectus. The GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Documents.

(6)                                 The Partnership owns of record 100% of the issued and outstanding membership interests in NGL Operating, free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, in the case of (i) and (ii), other than those liens that are (A) created under the Delaware LLC Act, (B) created in connection with the Credit Agreement and Note Purchase Agreement, (C) created by the constituent documents of NGL Operating, or (D) disclosed in the Prospectus.  Such membership interests have been duly authorized and validly issued in

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accordance with the constituent documents of NGL Operating, and under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its membership interests or contributions to NGL Operating solely by reason of its ownership of membership interests or its status as a member of NGL Operating and no personal liability for the debts, obligations and liabilities of NGL Operating, whether arising in contract, tort or otherwise, solely by reason of being a member of NGL Operating.

(7)                                 The Partnership Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms under the Specified Laws of the State of Delaware. The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

(8)                                 Except as described in the Prospectus, or, in the case of transfer restrictions, options to purchase, other rights to subscribe or to purchase, voting restrictions and preemptive rights, created by the Partnership Documents, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Partnership pursuant to any Partnership Document, any Specified Contract or any law, rule or regulation of any Specified Law (as defined in such opinion), other than those restrictions upon the transfer of equity interests created in connection with the Credit Agreement and the Note Purchase Agreement.  None of the offering, issuance or sale of the Common Units as contemplated by the Equity Distribution Agreement gives rise under the Partnership Documents or any Specified Contract to any rights for inclusion in the Registration Statement of any Common Units or other securities of the Partnership, other than those that have been waived.

(9)                                 None of the offering, issuance and sale of the Units or the performance by the Partnership of its obligations under, the Equity Distribution Agreement conflicts or will conflict with or constitutes or will constitute a breach or violation of or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, or results or will result in the creation or imposition of any lien upon any property or assets of the Partnership pursuant to (i) any Partnership Document, (ii) any Specified Contract, (iii) any Specified Law, (iv) any order, judgment, decree or injunction of any court or governmental agency or body known to us and applicable to the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (v) any preemptive rights, rights of first refusal or similar rights granted under the Partnership Documents, the Delaware LP Act or any Specified Contract; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal securities laws and other anti-fraud laws.

(10)                          No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required in connection with the offering, issuance and sale of the Units by the Partnership or the execution and delivery by the Partnership of, and the performance by the Partnership of its obligations under, the Equity Distribution Agreement, except (i) such as may be required by the securities or Blue Sky laws and regulations of the various jurisdictions in connection with the offer and sale of the Common Units and (ii) those that have been obtained.

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(11)                          The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)).

(12)                          The Registration Statement (other than the financial statements and related schedules and other financial data included or incorporated by reference therein), as of the date the Registration Statement originally became effective under the Securities Act, and together with the Prospectus, as of each “new effective date” with respect to the Common Units pursuant to and within the meaning of Rule 430B(f)(2) under the Securities Act, appears to have complied, and the Prospectus (other than the financial statements and related schedules and other financial data included or incorporated by reference therein), as of their respective dates appear to have complied, and the Prospectus (other than the financial statements and related schedules and other financial data included or incorporated by reference therein) as of the date hereof, appears to comply, in each case, as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that we express no opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in paragraph 14 below); and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements, related schedules and other financial data therein, as to which we express no opinion), as of their respective dates of filing with the SEC, appear on their face to comply as to form, in all material respects, with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(13)                          The information included or incorporated by reference in the Prospectus under the captions “Our Cash Distribution Policy,” “Description of Common Units,” “Our Partnership Agreement,” “Material U.S. Federal Income Tax Considerations,” “Certain Relationships and Related Transactions and Director Independence,” “Business—Government Regulation” and the information in the Registration Statement under Items 14 and 15 of Part II thereof insofar as it purports to constitute a summary of any agreement, statute or regulation or refers to statements of law or legal conclusions, constitutes an accurate summary of the matters described therein in all material respects, except that we express no opinion as to the actual number of shares of Common Units outstanding as of a particular date.  The Common Units (including the Units) and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Description of Common Units” and “Our Partnership Agreement.”

(14)                          The Partnership is not, and immediately after giving effect to the offering and sale of the Common Units as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In connection with the Partnership’s preparation of the Registration Statement and the Prospectus, we, as counsel to the Partnership, have considered the information set forth and incorporated by reference therein in light of the matters required to be stated therein, and we, as counsel to the Partnership, have participated in conferences with your representatives,

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representatives of the Partnership and the Partnership’s auditors at which the contents of the Registration Statement, the Prospectus and related matters were discussed.  We have not independently verified and are not passing upon the accuracy, fairness or completeness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus, except to the extent set forth in paragraph 14 above.  Based on the foregoing, no facts came to our attention as a result of such consideration and participation that caused us to believe that (i) the Registration Statement (other than the financial statements, related schedules and other financial data therein, the report of management’s assessment of the effectiveness of internal controls over financial reporting and the auditors’ attestation report thereon, as to which we express no view), as of each “new effective date” with respect to the Units pursuant to and within the meaning of Rule 430(B)(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus (other than the financial statements, related schedules and other financial data therein, the report of management’s assessment of the effectiveness of internal controls over financial reporting and the auditors’ attestation report thereon, as to which we express no view), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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